THE KP FUNDS

                       AGREEMENT AND DECLARATION OF TRUST

         AGREEMENT AND DECLARATION OF TRUST dated this March 25, 2013, by the Trustees hereunder, and by the holders of Shares of beneficial interest to be issued hereunder as hereinafter provided.

WITNESSETH that

         WHEREAS, this Trust has been formed to carry on the business of an investment company; and

         WHEREAS, the Trustees have agreed to manage all property coming into their hands as trustees of a Massachusetts voluntary association with transferable Shares in accordance with the provisions hereinafter set forth.

         NOW, THEREFORE, the Trustees hereby declare that they will hold all cash, securities and other assets, which they may from time to time acquire in any manner as Trustees hereunder IN TRUST to manage and dispose of the same upon the following terms and conditions for the pro rata benefit of the holders from time to time of Shares in this Trust as hereinafter set forth.

                                   ARTICLE I
                              NAME AND DEFINITIONS

NAME

         SECTION 1. This Trust shall be known as The KP Funds, and the Trustees shall conduct the business of the Trust under that name or any other name as they may from time to time determine.

DEFINITIONS

         SECTION 2. Whenever used herein, unless otherwise required by the context or specifically provided:

          (a) The "Trust" shall mean the Massachusetts voluntary association established by this Agreement and Declaration of Trust, as amended from time to time;

          (b) "Trustees" shall mean the Trustees of the Trust named herein or elected in accordance with Article IV and then in office;

          (c) The term "Shares" shall mean units of beneficial interest in the assets, or in specified assets, of the Trust;

          (d)  "Shareholder" shall mean a record owner of Shares;

          (e) The terms "Affiliated Person," "Assignment," "Commission," "Interested Person," "Principal Underwriter" and "Majority Shareholder Vote" (the 67% or 50% requirement of the third sentence of Section 2(a) (42) of the 1940 Act and


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               the Rules and Regulations thereunder, all as amended from time to time, whichever may be applicable) shall have the meanings given them in the 1940 Act;

          (f) "Declaration of Trust" shall mean this Agreement and Declaration of Trust as amended or restated from time to time;

          (g) "By-Laws" shall mean the By-Laws of the Trust as amended from time to time; and

          (h) The "1940 Act" shall mean the Investment Company Act of 1940 and the Rules and Regulations thereunder, all as amended from time to time.


                                   ARTICLE II
                                    PURPOSE

          The purpose of the Trust is to provide investors with one or more investment portfolio(s) consisting primarily of securities, including debt instruments or obligations.

                                  ARTICLE III
                                     SHARES

DIVISION OF BENEFICIAL INTEREST

           SECTION 1. The Trustees may divide the beneficial interest in the Trust into an unlimited number of Shares and authorize the issuance of Shares without prior Shareholder approval. Shares may be issued in series and, if so, Shares of any series will constitute units of beneficial interest in assets of the Trust specifically allocated to such series. Shares of the Trust, or any series thereof, shall have no par value; shall represent equal and proportionate interests in the Trust, or such series, with none having priority or preference over any other except as specifically set forth in this Article III; and shall be transferable. Shares of the Trust or of any series may be divided into classes with Shares of any class being identical to those of any other class of the Trust or such series except insofar as the Trustees may, consistent with the 1940 Act and other applicable law, allocate certain expenses to particular classes of the Trust or a series thereof, and may provide for separate voting by holders of securities of a class on matters affecting solely that class as prescribed in Article V hereof.

OWNERSHIP OF SHARES

          SECTION 2. The ownership of Shares shall be recorded on the books of the Trust or its transfer or similar agent. No certificates certifying the ownership of Shares shall be issued except as the Trustees may otherwise determine from time to time. The Trustees may make such rules as they consider appropriate for the issuance of Share certificates, the transfer of Shares and similar matters. The record books of the Trust as kept by the Trust or any transfer or similar agent of the Trust, as the case may be, shall be conclusive as to who are the Shareholders of each series and as to the number of Shares of each series held from time to time by each Shareholder.

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INVESTMENTS IN THE TRUST; ASSETS OF THE SERIES

          SECTION 3. The Trustees may accept investments in the Trust from such persons and on such terms and, subject to any requirements of law, for such consideration, which may consist of cash or tangible or intangible property or a combination thereof, as they may from time to time authorize.

          All consideration received by the Trust for the issue or sale of Shares of each series, together with all income, earnings, profits, and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation thereof, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, shall irrevocably belong to the series of Shares with respect to which the same were received by the Trust for all purposes, subject only to the rights of creditors, and shall be so recorded upon the books of account of the Trust and are herein referred to as "assets of" such series. In addition, any assets, income, earnings, profits, and proceeds thereof, funds, or payments which are not readily identifiable as belonging to any particular series shall be allocated by the Trustees between and among one or more of the series in such manner as they, in their sole discretion, deem fair and equitable. Each such allocation shall be conclusive and binding upon the Shareholders of all series for all purposes, and shall be referred to as assets belonging to that series.

NO PREEMPTIVE RIGHTS

          SECTION 4. Shareholders shall have no preemptive or other right to receive, purchase or subscribe for any additional Shares or other securities issued by the Trust.

STATUS OF SHARES AND LIMITATION OF PERSONAL LIABILITY

          SECTION 5. Shares shall be deemed to be personal property giving only the rights provided in this instrument. Every Shareholder by virtue of having become a Shareholder shall be held to have expressly assented and agreed to the terms of this Declaration of Trust and to have become a party thereto. The death of a Shareholder during the continuance of the Trust shall not operate to terminate the same nor entitle the representative of any deceased Shareholder to an accounting or to take any action in court or elsewhere against the Trust or the Trustees, but only to the rights of said descendent under this Trust. Ownership of Shares shall not entitle the Shareholder to any title in or to the whole or any part of the Trust property or right to call for a partition or division of the same or for an accounting, nor shall the ownership of Shares constitute the Shareholders partners. Neither the Trust nor the Trustees, nor any officer, employee or agent of the Trust shall have any power to bind personally any Shareholder, nor, except as specifically provided herein, to call upon any Shareholder for the payment of any sum of money or assessment whatsoever other than such as the Shareholder may at any time personally agree to pay.

TRUSTEES AND OFFICERS AS SHAREHOLDERS

          SECTION 6. Any Trustee, officer or other agent of the Trust may acquire, own and dispose of Shares of the Trust to the same extent as if he were not a Trustee, officer or agent; and the Trustees may issue and sell or cause to be issued and sold Shares to and buy such Shares from any such person of any firm or company in which he is interested, subject only to the general limitations herein contained as to the sale and purchase of such Shares; and all subject to any restrictions which may be contained in the By-Laws.

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                                   ARTICLE IV
                                  THE TRUSTEES

ELECTION

          SECTION 1. The initial Trustee shall be Robert A. Nesher. For the avoidance of doubt, such initial Trustee shall constitute the initial Board of Trustees of the Trust and may exercise all powers and authority granted to a Trustee and the Board of Trustees hereunder. Notwithstanding anything to the contrary herein, prior to the first date on which Persons are admitted as Shareholders of the Trust, the initial Trustee may appoint, by a written instrument signed by the initial Trustee, such other Person or Persons to act as Trustees. Thereafter, the number of Trustees shall be fixed by the Trustees, except that, commencing with the first shareholders meeting at which Trustees are elected, there shall be not less than three nor more than fifteen Trustees, each of whom shall hold office during the lifetime of this Trust or until the election and qualification of his or her successor, or until he or she sooner dies, resigns or is removed. The number of Trustees so fixed may be increased either by the Shareholders or by the Trustees by a vote of a majority of the Trustees then in office. The number of Trustees so fixed may be decreased either by the Shareholders or by the Trustees by vote of a majority of the Trustees then in office, but only to eliminate vacancies existing by reason of the death, resignation or removal of one or more Trustees.

          A Trustee may be elected either by the Trustees or the Shareholders subject to the limitations of the 1940 Act. By vote of the Shareholders holding a majority of the shares entitled to vote, the Shareholders may remove a Trustee with or without cause. By vote of a majority of the Trustees then in office, the Trustees may remove a Trustee. Any Trustee may resign at any time by written instrument signed by him and delivered to any officer of the Trust, to each other Trustee or to a meeting of the Trustees. Such resignation shall be effective upon receipt unless specified to be effective at some other time. Except to the extent expressly provided in a written agreement with the Trust, no Trustee resigning and no Trustee removed shall have any right to any compensation for any period following his resignation or removal, or any right to damages on account of such removal. Any Trustee may, but need not, be a Shareholder.

          In case of the declination, death, resignation, retirement, removal, incapacity, or inability of any of the Trustees, or in case a vacancy shall exist by reason of an increase in number, or for any other reason, the remaining Trustees shall fill such vacancy by appointing such other person as they in their discretion shall see fit consistent with the limitations under the 1940 Act. Such appointment shall be evidenced by a written instrument signed by a majority of the Trustees in office or by recording in the records of the Trust, whereupon the appointment shall take effect. An appointment of a Trustee may be made by the Trustees then in office in anticipation of a vacancy to occur by reason of retirement, resignation or increase in number of Trustees effective at a later date, provided that said appointment shall become effective only at or after the effective date of said retirement, resignation or increase in number of Trustees. As soon as any Trustee so appointed shall have accepted this trust, the trust estate shall vest in the new Trustee or Trustees, together with the continuing Trustees, without any further act or conveyance, and he shall be deemed a Trustee hereunder. The power of appointment is subject to the provisions of Section 16(a) of the 1940 Act. In the event that at any time after the commencement of public sales of Trust Shares less than a majority of the Trustees then holding office were elected to such office by the Shareholders, the Trustees or the Trust's President promptly shall call a meeting of Shareholders for the purpose of electing Trustees. Each Trustee elected by the Shareholders or by the Trustees shall serve until the election or qualification of his or her successor, or until he or she

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sooner dies, resigns or is removed.

EFFECT OF DEATH RESIGNATION ETC. OF A TRUSTEE

          SECTION 2. The death, declination, resignation, retirement, removal, or incapacity of the Trustees, or any one of them, shall not operate to annul the Trust or to revoke any existing agency created pursuant to the terms of this Declaration of Trust.

POWERS

          SECTION 3. Subject to the provisions of this Declaration of Trust, the business of the Trust shall be managed by the Trustees, and they shall have all powers necessary or convenient to carry out that responsibility. Without limiting the foregoing, the Trustees may adopts By-Laws not inconsistent with this Declaration of Trust providing for the conduct of the business of the Trust and may amend and repeal them to the extent that such By-Laws do not reserve that right to the Shareholders; they may fill vacancies in their number, including vacancies resulting from increases in their number, and may elect and remove such officers and appoint and terminate such agents as they consider appropriate; they may appoint from their own number, and terminate, any one or more committees consisting of two or more Trustees, including an executive committee which may, when the Trustees are not in session, exercise some or all of the powers and authority of the Trustees as the Trustees may determine; they may appoint an advisory board, the members of which shall not be Trustees and need not be Shareholders; they may employ one or more investment advisers or administrators as provided in Section 7 of this Article IV; they may employ one or more custodians of the assets of the trust and may authorize such custodians to employ subcustodians and to deposit all or any part of such assets in a system or systems for the central handling of securities, retain a transfer agent or a Shareholder servicing agent, or both, provide for the distribution of Shares by the Trust, through one or more principal underwriters or otherwise, set record dates for the determination of Shareholders with respect to various matters, and in general delegate such authority as they consider desirable to any officer of the Trust, to any committee of the Trustees and to any agent or employee of the Trust or to any such custodian or underwriter; and they may elect and remove such officers and appoint and terminate such agents as they consider appropriate.

Without limiting the foregoing, the Trustees shall have power and authority:

          (a)  To invest and reinvest cash, and to hold cash uninvested;

          (b) To sell, exchange, lend, pledge, mortgage, hypothecate, write options on and lease any or all of the assets of the Trust;

          (c) To vote or give assent, or exercise any rights of ownership, with respect to stock or other securities or property, and to execute and deliver proxies or powers of attorney to such person or persons as the Trustees shall deem proper, granting to such person or persons such power and discretion with relation to securities or property as the Trustees shall deem proper;

          (d) To exercise powers and rights of subscription or otherwise which in any manner arise out of ownership of securities;

          (e) To hold any security or property in a form not indicating any trust, whether in bearer, unregistered or other negotiable form, or in the name of the Trustees or of


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               the Trust or in the name of a custodian, subcustodian or other depositary or a nominee or nominees or otherwise;

          (f) To establish separate and distinct series of Shares with separately defined investment objectives, policies and purposes, and to allocate assets, liabilities and expenses of the Trust to a particular series of Shares or to apportion the same among two or more series, provided that any liability or expense incurred by a particular series of Shares shall be payable solely out of the assets of that series and to establish separate classes of Shares of each series, all in accordance with Article III hereof;

          (g) To consent to or participate in any plan for the reorganization, consolidation or merger of any corporation or issuer, any security or property of which is or was held in the Trust; to consent to any contract, lease, mortgage, purchase or sale of property by such corporation or issuer, and to pay calls or subscriptions with respect to any security held in the Trust;

          (h) To join with other security holders in acting through a committee, depositary, voting trustee or otherwise, and in that connection to deposit any security with, or transfer any security to, any such committee, depositary or trustee, and to delegate to them such power and authority with relation to any security (whether or not so deposited or transferred) as the Trustees shall deem proper, and to agree to pay, and to pay, such portion of the expenses and compensation of such committee, depositary or trustee as the Trustees shall deem proper ;

          (i) To compromise, arbitrate or otherwise adjust claims in favor of or against the Trust or any matter in controversy, including but not limited to claims for taxes;

          (j) To enter into joint ventures, general or limited partnerships and any other combinations or associations;

          (k)  To borrow funds;

          (l) To endorse or guarantee the payment of any notes or other obligations of any person; to make contracts of guaranty or suretyship, or otherwise assume liability for payment thereof; and to mortgage and pledge the Trust property or any part thereof to secure any or all of such obligations;

          (m) To purchase and pay for entirely out of Trust property such insurance as they may deem necessary or appropriate for the conduct of the business, including, without limitation, insurance policies insuring the assets of the Trust and payment of distributions and principal on its portfolio investments, and insurance policies insuring the Shareholders, Trustees, officers, employees, agents, investment advisers or administrators, principal underwriters, or independent contractors of the Trust individually against all claims and liabilities of every nature arising by reason of holding, being or having held any such office or position, or by reason of any action alleged to have been taken or omitted by any such person as Shareholder, Trustee, officer, employee, agent, investment adviser or administrator, principal underwriter, or independent contractor, including any action taken or omitted that may be determined to constitute negligence, whether or not the Trust would have the power to indemnify such person against such


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               liability;

          (n) To pay pensions for faithful service, as deemed appropriate by the Trustees, and to adopt, establish and carry out pension, profit-sharing, share bonus, share purchase, savings, thrift and other retirement, incentive and benefit plans, trusts and provisions, including the purchasing of life insurance and annuity contracts as a means of providing such retirement and other benefits, for any or all of the Trustees, officers, employees and agents of the Trust;

          (o) To establish, from time to time, a minimum total investment for Shareholders, and to require the redemption of the Shares of any Shareholders whose investment is less than such minimum upon giving notice to such Shareholder;

          (p)  To enter into contracts of any kind and description;

          (q) To name, or to change the name or designation of the Trust or any series or class of the Trust;

          (r) To take whatever action may be necessary to enable the Trust to comply with any applicable Federal, state or local statute, rule or regulation; and

          (s) To engage in any other lawful act or activity in which corporations organized under the Massachusetts Business Corporation Law may engage.

          The Trustees shall not in any way be bound or limited by any present or future law or custom in regard to investments by Trustees. Except as otherwise provided herein or from time to time in the By-Laws, any action to be taken by the Trustees may be taken by a majority of the Trustees present at a meeting of Trustees (if a quorum be present), within or without Massachusetts, including any meeting held by means of a conference telephone or other communications equipment by which all persons participating in the meeting can communicate with each other simultaneously and participation by such means shall constitute presence in person at a meeting, or by consent of a majority of the Trustees then in office either in writing or by electronic transmission.

PAYMENT OF EXPENSES BY THE TRUST

          SECTION 4. The Trustees are authorized to pay or to cause to be paid out of the principal or income of the Trust, or partly out of principal and partly out of income, as they deem fair, all expenses, fees, charges, taxes and liabilities incurred or arising in connection with the Trust, or in connection with the management thereof, including, but not limited to, the Trustees' compensation and such expenses and charges for the services of the Trust's officers, employees, investment adviser or administrator, principal underwriter, auditor, counsel, custodian, transfer agent, Shareholder servicing agent, and such other agents or independent contractors and such other expenses and charges as the Trustees may deem necessary or proper to incur, provided, however, that all expenses, fees, charges, taxes and liabilities incurred or arising in connection with a particular series of Shares or class as determined by the Trustees consistent with applicable law, shall be payable solely out of the assets of that series or class. Any general liabilities, expenses, costs, charges or reserves of the Trust which are not readily identifiable as belonging to any particular series shall be allocated and charged by the Trustees between or among any one or more of the series in such manner as the Trustees in their sole discretion deem fair and equitable. Each such allocation shall be conclusive and binding upon the Shareholders of all series for all

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purposes. Any creditor of any series may look only to the assets of that series to satisfy such creditor's debt.

          SECTION 5. The Trustees shall have the power, as frequently as they may determine, to cause each Shareholder to pay directly, in advance or arrears, for any and all expenses of the Trust, an amount fixed from time to time by the Trustees, by setting off such charges due from such Shareholder from declared but unpaid dividends owed such Shareholder and/or by reducing the number of Shares in the account of such Shareholder by that number of full and/or fractional Shares which represents the outstanding amount of such charges due from such Shareholder.

OWNERSHIP OF ASSETS OF THE TRUST

          SECTION 6. Title to all of the assets of each series of Shares and the Trust shall at all times be considered as vested in the Trustees.

ADVISORY, ADMINISTRATION AND DISTRIBUTION

          SECTION 7. The Trustees may, at any time and from time to time, contract with respect to the Trust or any series thereof for exclusive or nonexclusive advisory and/or administration services with SEI Investments Global Funds Services, a Delaware statutory trust, and/or with any other corporation, trust, association or other organization, every such contract to comply with such requirements and restrictions as may be set forth in the By-Laws; and any such contract may contain such other terms interpretive of or in addition to said requirements and restrictions as the Trustees may determine, including, without limitation, in the case of a contract for advisory or sub-advisory services, authority to determine from time to time what investments shall be purchased, held, sold or exchanged and what portion, if any, of the assets of the Trust shall be held uninvested and to make changes in the Trust's investments. Any contract for advisory services shall be subject to such Shareholder approval as is required by the 1940 Act. The Trustees may also, at any time and from time to time, contract with SEI Investments Distribution Co., a Pennsylvania corporation, and/or any other corporation, trust, association or other organization, appointing it exclusive or nonexclusive distributor or principal underwriter for the Shares, every such contract to comply with such requirements and restrictions as may be set forth in the By-Laws, and any such contract may contain such other terms interpretive of or in addition to said requirements and restrictions as the Trustees may determine.

          The fact that:

          (i) any of the Shareholders, Trustees or officers of the Trust is a shareholder, director, officer, partner, trustee, employee, adviser, principal underwriter, or distributor or agent of or for any corporation, trust, association, or other organization, or of or for any parent or affiliate of any organization, with which an advisory or administration or principal underwriter's or distributor's contract, or transfer, Shareholder servicing or other agency contract may have been or may hereafter be made, or that any such organization, or any parent or affiliate thereof, is a Shareholder or has an interest in the Trust, or that

          (ii) any corporation, trust, association or other organization with which an advisory or administration or principal underwriter's or distributor's contract, or transfer, Shareholder servicing or other agency contract may have been or may hereafter be made also has an advisory or administration contract, or principal


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               underwriter's or distributor's contract, or transfer, Shareholder servicing or other agency contract with one or more other corporations, trusts, associations, or other organizations, or has other businesses or interests, shall not affect the validity of any such contract or disqualify any Shareholder, Trustee or officer of the Trust from voting upon or executing the same or create any liability or accountability to-the Trust or its Shareholders.

REORGANIZATION

          SECTION 8. The Trust, or any one or more series of the Trust may, either as the successor, survivor or non-survivor, (1) consolidate or merge with one or more other trusts, partnerships, associations or corporations, including any series or class thereof, organized under the laws of the Commonwealth of Massachusetts or any other state of the United States; or (2) transfer a substantial portion of its assets to one or more other trusts, partnerships, associations or corporations, including any series or class thereof, organized under the laws of the Commonwealth of Massachusetts or any other state of the United States, any such consolidation, merger or transfer to be upon such terms and conditions as are specified in an agreement and plan or reorganization authorized and approved by the Trustees and entered into by the relevant series in connection therewith. Any such consolidation, merger or transfer may be authorized by vote of a majority of the Trustees then in office without the approval of shareholders of any series.

                                   ARTICLE V
                    SHAREHOLDERS' VOTING POWERS AND MEETINGS

VOTING POWERS

          SECTION 1. The Shareholders shall have power to vote only (i) for the election or removal of Trustees as provided in Article IV, Section 1, (ii) with respect to any investment adviser as provided in Article IV, Section 7,
(iii) with respect to any termination of the Trust or any series to the extent and as provided in Article IX, Section 4, (iv) with respect to any amendment of this Declaration of Trust to the extent and as provided in Article IX, Section 7, (v) to the same extent as the stockholders of a Massachusetts business corporation as to whether or not a court action, proceeding or claim should or should not be brought or maintained derivatively or as a class action on behalf of the Trust or the Shareholders, and (vi) with respect to such additional matters relating to the Trust as may be required by law, by this Declaration of Trust, by the By-Laws or by any registration of the Trust with the Securities and Exchange Commission or any state, or as the Trustees may consider necessary or desirable.

          Each whole Share shall be entitled to one vote as to any matter on which it is entitled to vote and each fractional Share shall be entitled to a proportionate fractional vote. Notwithstanding any other provisions of this Declaration of Trust, or any matter submitted to a vote of Shareholders, all Shares of the Trust then entitled to vote shall be voted by individual series or class, except (1) when required by the 1940 Act, Shares shall be voted in the aggregate and not by individual series or class, and (2) when the Trustees have determined that the matter affects only the interests of one or more series or class, then only Shareholders of such series or class shall be entitled to vote thereon. There shall be no cumulative voting in the election of Trustees. Shares may be voted in person or by proxy.

          A proxy with respect to Shares held in the name of two or more persons shall be valid if executed by any one of them unless at or prior to the exercise of the proxy the Trust receives a

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specific written notice to the contrary from any one of them. A proxy purporting to be executed by or on behalf of a Shareholder shall be deemed valid unless challenged at or prior to its exercise and the burden of proving invalidity shall rest on the challenger. Until Shares are issued, the Trustees may exercise all rights of Shareholders and may take any action required by law, this Declaration of Trust or the By-Laws to be taken by Shareholders.

VOTING POWER AND MEETINGS

          SECTION 2. Meetings of Shareholders of the Trust or of any series or class may be called by the Trustees, or such other person or persons as may be specified in the By-Laws, and held from time to time for the purpose of taking action upon any matter requiring the vote or the authority of the Shareholders of the Trust or any series or class as herein provided or upon any other matter deemed by the Trustees to be necessary or desirable. Written notice of any meeting of Shareholders shall be given or caused to be given by the Trustees by mailing such notice at least seven days before such meeting, postage prepaid, stating the time, place and purpose of the meeting, to each Shareholder at the Shareholder's address as it appears on the records of the Trust. If the Trustees shall fail to call or give notice of any meeting of Shareholders for a period of thirty days after written application by Shareholders holding at least 10% of the Shares then outstanding requesting a meeting to be called for a purpose requiring action by the Shareholders as provided herein or in the By-Laws, then Shareholders holding at least 10% of the Shares then outstanding may call and give notice of such meeting, and thereupon the meeting shall be held in the manner provided for herein in case of call thereof by the Trustees. Notice of a meeting need not be given to any Shareholder if a written waiver of notice, executed by him or her before or after the meeting, is filed with the records of the meeting, or to any Shareholder who attends the meeting without protesting prior thereto or at its commencement the lack of notice to him or her.

QUORUM AND REQUIRED VOTE

          SECTION 3. A majority of the Shares entitled to vote shall be a quorum for the transaction of business at a Shareholders' meeting, except that where any provision of law or of this Declaration of Trust permits or requires that holders of any series or class shall vote as a series or class, then a majority of the aggregate number of Shares of that series or class entitled to vote shall be necessary to constitute a quorum for the transaction of business by that series or class. Any lesser number, however, shall be sufficient for adjournments. Any adjourned session or sessions may be held within a reasonable time after the date set for the original meeting without the necessity of further notice.

          Except when a larger vote is required by any provisions of this Declaration of Trust or the By-Laws, a majority of the Shares voted on any matter shall decide such matter and a plurality shall elect a Trustee, provided that where any provision of law or of this Declaration of Trust permits or requires that the holders of any series or class shall vote as a series or class, then a majority of the Shares of that series or class voted on the matter shall decide that matter insofar as that series or class is concerned.

ACTION BY WRITTEN CONSENT

          SECTION 4. Any action taken by Shareholders may be taken without a meeting if a majority of Shareholders entitled to vote on the matter (or such larger vote as shall be required by any provision of this Declaration of Trust or the By-Laws) consent to the action in writing and such written consents are filed with the records of the meetings of Shareholders. Such consent shall be treated for all purposes as a vote taken at a meeting of Shareholders.

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ADDITIONAL PROVISIONS

          SECTION 5. The By-Laws may include further provisions for Shareholders' votes and meetings and related matters.

                                   ARTICLE VI
                    DISTRIBUTIONS, REDEMPTIONS, REPURCHASES
                      AND DETERMINATION OF NET ASSET VALUE

DISTRIBUTIONS

          SECTION 1. The Trustees may, but need not, distribute each year to the Shareholders of each series such income and gains, accrued or realized, as the Trustees may determine, after providing for actual and accrued expenses and liabilities (including such reserves as the Trustees may establish) determined in accordance with good accounting practices. The Trustees shall have full discretion to determine which items shall be treated as income and which items as capital and their determination shall be binding upon the Shareholders. Distributions of each year's income of each series, if any be made, may be made in one or more payments, which shall be in Shares, in cash or otherwise and on a date or dates determined by the Trustees. At any time and from time to time in their discretion, the Trustees may distribute to the Shareholders of any one or more series as of a record date or dates determined by the Trustees, in shares, in cash or otherwise, all or part of any gains realized on the sale or disposition of property of the series or otherwise, or all or part of any other principal of the Trust attributable to the series. Each distribution pursuant to this Section 1 shall be made ratably according to the number of Shares of the series or class held by the several Shareholders on the applicable record date thereof, provided that no distributions need be made on Shares purchased pursuant to orders received, or for which payment is made, after such time or times as the Trustees may determine. Any such distribution paid in Shares will be paid at the net asset value thereof as determined in accordance with this Declaration of Trust.

REDEMPTIONS AND REPURCHASES

          SECTION 2. Any holder of Shares of the Trust may, by presentation of a written request, together with his certificates, if any, for such Shares, in proper form for transfer, at the office of the Trust, the adviser, the underwriter or the distributors, or at a principal office of a transfer or Shareholder services agent appointed by the Trust (as the Trustees may determine), redeem his Shares for the net asset value thereof determined and computed in accordance with the provisions of this Section 2, less any redemption charge which the Trustees may establish. Upon receipt of such written request for redemption of Shares by the Trust, the adviser, the underwriter or the distributor, or the Trust's transfer or Shareholder services agent, such Shares shall be redeemed at the net asset value per share of the particular series next determined after such Shares are tendered in proper form for transfer to the Trust or determined as of such other time fixed by the Trustees, as may be permitted or required by the 1940 Act, provided that no such tender shall be required in the case of Shares for which a certificate or certificates have not been issued, and in such case such Shares shall be redeemed at the net asset value per share of the particular series next determined after such demand has been received or determined at such other time fixed by the Trustees, as may be determined or required by the 1940 Act.

          The obligation of the Trust to redeem its Shares of each series as set forth above in this Section 2 shall be subject to the condition that, during any time of emergency, as hereinafter defined, such obligation may be suspended by the Trust by or under authority of the Trustees for

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such period or periods during such time of emergency as shall be determined by or under authority of the Trustees. If there is such a suspension, any Shareholder may withdraw any demand for redemption and any tender of Shares which has been received by the Trust during any such period and any tender of Shares the applicable net asset value of which would but for such suspension be calculated as of a time during such period. Upon such withdrawal, the Trust shall return to the Shareholder the certificates therefor, if any. For the purposes of any such suspension "time of emergency" shall mean, either with respect to all Shares or any series of Shares, any period during which:

          (a) the New York Stock Exchange is closed other than for customary weekend and holiday closings; or

          (b) the Trustees or authorized officers of the Trust shall have determined, in compliance with any applicable rules and regulations or orders of the Commission, either that trading on the New York Stock Exchange is restricted, or that an emergency exists as a result of which (i) disposal by the Trust of securities owned by it is not reasonably practicable or (ii) it is not reasonably practicable for the Trust fairly to determine the current value of its net assets; or

          (c) the suspension or postponement of such obligations is permitted by order of the Commission.

          The Trust may also purchase, repurchase or redeem Shares in accordance with such other methods, upon such other terms and subject to such other conditions as the Trustees may from time to time authorize at a price not exceeding the net asset value of such Shares in effect when the purchase or repurchase or any contract to purchase or repurchase is made.

PAYMENT IN KIND

          SECTION 3. Subject to any generally applicable limitation imposed by the Trustees, any payment on redemption, purchase or repurchase by the Trust of Shares may, if authorized by the Trustees, be made wholly or partly in kind, instead of in cash. Such payment in kind shall be made by distributing securities or other property, constituting, in the opinion of the Trustees, a fair representation of the various types of securities and other property then held by the series of Shares being redeemed, purchased or repurchased (but not necessarily involving a portion of each of the series' holdings) and taken at their value used in determining the net asset value of the Shares in respect of which payment is made.

ADDITIONAL PROVISIONS RELATING TO REDEMPTIONS AND REPURCHASES

          SECTION 4. The completion of redemption, purchase or repurchase of Shares shall constitute a full discharge of the Trust and the Trustees with respect to such Shares and the Trustees may require that any certificate or certificates issued by the Trust to evidence the ownership of such Shares shall be surrendered to the Trustees for cancellation or notation.

DIVIDENDS, DISTRIBUTIONS, REDEMPTIONS AND REPURCHASES

          SECTION 5. No dividend or distribution (including, without limitation, any distribution paid upon termination of the Trust or of any series) with respect to, nor any redemption or repurchase of, the Shares of any series shall be effected by the Trust other than from the assets of such series.

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                                  ARTICLE VII
                          COMPENSATION AND LIMITATION
                            OF LIABILITY OF TRUSTEES

COMPENSATION

            SECTION 1. The Trustees as such shall be entitled to reasonable compensation from the Trust; they may fix the amount of their compensation. Nothing herein shall in any way prevent the employment of any Trustee for advisory, administration, legal, accounting, investment banking or other services and payment for the same by the Trust.

LIMITATION OF LIABILITY

            SECTION 2. The Trustees shall not be responsible or liable in any event for any neglect or-wrongdoing of any officer, agent, employee, investment adviser or administrator, principal underwriter or custodian, nor shall any Trustee be responsible for the act or omission of any other Trustee, but nothing herein contained shall protect any Trustee against any liability to which he or she would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office.

            Every note, bond, contract, instrument, certificate, Share or undertaking and every other act or thing whatsoever executed or done by or on behalf of the Trust or the Trustees or any of them in connection with the Trust shall be conclusively deemed to have been executed or done only in or with respect to their or his or her capacity as Trustees or Trustee, and such Trustees or Trustee shall not be personally liable thereon.

                                  ARTICLE VIII
                                INDEMNIFICATION

          Subject to the exceptions and limitations contained in this Article, every person who is, or has been, a Trustee or officer of the Trust shall be indemnified by the Trust to the fullest extent permitted by law against liability and against all expenses reasonably incurred or paid by him in connection with any claim, action, suit or proceeding in which he becomes involved as a party or otherwise by virtue of his being or having been a Trustee or officer and against amounts paid or incurred by him in settlement thereof.

No indemnification shall be provided hereunder to a Trustee or officer:

          (a) against any liability to the Trust or its Shareholders by reason of a final adjudication by the court or other body before which the proceeding was brought that he engaged in willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office;

          (b) with respect to any matter as to which he shall have been finally adjudicated not to have acted in good faith in the reasonable belief that his action was in the best interests of the Trust;

          (c) in the event of a settlement or other disposition not involving a final adjudication


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               (as provided in paragraph (a) or (b)) and resulting in a payment by a Trustee or officer, unless there has been either a determination that such Trustee or officer did not engage in willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office by the court or other body approving the settlement or other disposition or a reasonable determination, based on a review of readily available facts (as opposed to a full trial-type inquiry) that he did not engage in such conduct:

               (i) by a vote of a majority of the Disinterested Trustees acting on the matter (provided that a majority of the Disinterested Trustees then in office act on the matter); or

               (ii) by written opinion of independent legal counsel.

          The rights of indemnification hereinafter provided may be insured against by policies maintained by the Trust, shall be severable, shall not affect any other rights to which any Trustee or officer may now or hereafter be entitled, shall continue as to a person who has ceased to be such Trustee or officer and shall inure to the benefit of the heirs, executors and administrators of such a person. Nothing contained herein shall affect any rights to indemnification to which Trust personnel other than Trustees and officers may be entitled by contract or otherwise under law.

          Expenses of preparation and presentation of a defense to any claim, action, suit or proceeding of the character described in the next to the last paragraph of this Article shall be advanced by the Trust prior to final disposition thereof upon receipt of an undertaking by or on behalf of the recipient to repay such amount if it is ultimately determined that he is not entitled to indemnification under this Article, provided that either:

          (a) such undertaking is secured by a surety bond or some other appropriate security or the Trust shall be insured against losses arising out of any such advances; or

          (b) a majority of the Disinterested Trustees acting on the matter (provided that a majority of the Disinterested Trustees then in office act on the matter) or independent legal counsel in a written opinion shall determine, based upon a review of the readily available facts (as opposed to a full trial-type inquiry), that there is reason to believe that the recipient ultimately will be found entitled to indemnification.

          As used in this Article, a "Disinterested Trustee" is one (i) who is not an "interested person" of the Trust (as defined by the 1940 Act) (including anyone who has been exempted from being an "interested person:" by any rule, regulation or order of the Securities and Exchange Commission), and (ii) against whom none of such actions, suits or other proceedings or another action, suit or other proceeding on the same or similar grounds is then or has been pending.

          As used in this Article, the words "claim," "action," "suit" or "proceeding" shall apply to all claims, actions, suits or proceedings (civil, criminal or other, including appeals), actual or threatened; and the words "liability" and "expenses" shall include without limitation, attorney's fees, costs, judgments, amounts paid in settlement, fines, penalties and other liabilities.

          In case any Shareholder or former Shareholder shall be held to be personally liable solely by reason of his or her being or having been a Shareholder and not because of his or her acts or omissions or for some other reason, the Shareholder or former Shareholder (or his or her heirs,

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executors, administrators or other legal representatives or in the case of a corporation or other entity, its corporate or other general successor) shall be entitled to be held harmless from and indemnified against all loss and expenses arising from such liability, but only out of the assets of the particular series of Shares of which he or she is or was a Shareholder.

                                   ARTICLE IX
                                 MISCELLANEOUS

TRUSTEES, SHAREHOLDERS, ETC. NOT PERSONALLY LIABLE; NOTICE

          SECTION 1. All persons extending credit to, contracting with or having any claim against the Trust or a particular series of Shares shall look only to the assets of the Trust or the assets of that particular series of Shares for payment under such credit, contract or claim; and neither the Shareholders nor the Trustees, nor any of the Trust's officers, employees or agents, whether past, present or future, shall be personally liable therefor. Nothing in this Declaration of Trust shall protect any Trustee against any liability to which such Trustee would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of the office of Trustee.

          Every note, bond, contract, instrument, certificate or undertaking made or issued by the Trustees or by any officers or officer shall give notice that this Declaration of Trust is on file with the Secretary of the Commonwealth of Massachusetts and shall recite that the same was executed or made by or on behalf of the Trust or by them as Trustees or Trustee or as officers or officer and not individually and that the obligations of such instrument are not binding upon any of them or the Shareholders individually but are binding only upon the assets and property of the Trust, and may contain such further recital as he or she or they may deem appropriate, but the omission thereof shall not operate to bind any Trustees or Trustee or officers or officer or Shareholders or Shareholder individually.

TRUSTEES' GOOD FAITH ACTION, EXPERT ADVICE; NO BOND OR SURETY

          SECTION 2. The exercise by the Trustees of their powers and discretion hereunder shall be binding upon everyone interested. A Trustee shall be liable for his or her own willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of the office of Trustee, and for nothing else, and shall not be liable for errors of judgment or mistakes of fact or law. The Trustees may take advice of counsel or other experts with respect to the meaning and operation of this Declaration of Trust, and shall be under no liability for any act or omission in accordance with such advice or for failing to follow such advice. The Trustees shall not be required to give any bond as such, nor any surety if a bond is required.

LIABILITY OF THIRD, PERSONS DEALING WITH TRUSTEES

          SECTION 3. No person dealing with the Trustees shall be bound to make any inquiry concerning the validity of any transaction made or to be made by the Trustees or to see to the application of any payments made or property transferred to the Trust or upon its order.

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DURATION AND TERMINATION OF TRUST

          SECTION 4. Unless terminated as provided herein, the Trust shall continue without limitation of time. The Trust may be terminated at any time by vote of Shareholders holding at least a majority of the Shares entitled to vote or by the Trustees by written notice to the Shareholders. Any series of Shares may be terminated at any time by vote of Shareholders holding at least a majority of the Shares of such series entitled to vote or by the Trustees by written notice to the Shareholders of such series. Upon termination of the Trust or of any one or more series of Shares, after paying or otherwise providing for all charges, taxes, expenses and liabilities, whether due or accrued or anticipated of the Trust or of the particular series as may be determined by the Trustees, the Trust shall, in accordance with such procedures as the Trustees consider appropriate, reduce the remaining assets to distributable form in cash or Shares or other securities, or any combination thereof, and distribute the proceeds to the Shareholders of the series involved, ratably according to the number of Shares of such series held by the several Shareholders of such series on the date of termination.

          SECTION 5. The original or a copy of this instrument and of each amendment hereto shall be kept at the office of the Trust where it may be inspected by any Shareholder. A copy of this instrument and of each amendment hereto shall be filed by the Trust with the Secretary of the Commonwealth of Massachusetts and with the Boston City Clerk, as well as any other governmental office where such filing may from time to time be required. Anyone dealing with the Trust may rely on certificate by an officer of the Trust as to whether or not any such amendments have been made and as to any matters in connection with the Trust hereunder; and, with the same effect as if it were the original, may rely on a copy certified by an officer of the Trust to be a copy of this instrument or of any such amendments. In this instrument and in such amendments, references to this instrument, and the expression "herein," "hereof," and "hereunder" shall be deemed to refer to this instrument as amended from time to time. Headings are placed herein for convenience of reference only and shall not be taken as part hereof or control or affect the meaning, construction or effect of this instrument. This instrument may be executed in any number of counterparts each of which shall be deemed an original.

APPLICABLE LAW

          SECTION 6. The Trust shall be of the type commonly called a Massachusetts business trust, and without limiting the provisions hereof, the Trust may exercise all powers which are ordinarily exercised by such a trust. This Declaration of Trust is to be governed by and construed and administered according to the laws of said Commonwealth.

AMENDMENTS

          SECTION 7. This Declaration of Trust may be amended at any time by an instrument in writing signed by a majority of the then Trustees when authorized to do so by a vote of Shareholders holding a majority of the Shares entitled to vote, except that an amendment which shall affect the holders of one or more series or classes of Shares but not the holders of all outstanding series as classes shall be authorized by vote of the Shareholders holding a majority of the Shares entitled to vote of each series or classes affected and no vote of Shareholders of a series or classes not affected shall be required. Amendments having the purpose of changing the name of the Trust or of supplying any omission, curing any ambiguity or curing, correcting or supplementing any defective or inconsistent provision contained herein shall not require authorization by Shareholder vote.

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IN WITNESS WHEREOF, the undersigned being the sole initial Trustee of the Trust has executed this document this 25th day of March 2013.

                                             /s/ Robert A. Nesher
                                             ---------------------------
                                             Robert A. Nesher
                                             c/o SEI Investments Company
                                             One Freedom Valley Drive
                                             Oaks, Pennsylvania 19456

THE PRINCIPAL PLACE OF BUSINESS OF THE TRUST IS:

     One Freedom Valley Drive
     Oaks, Pennsylvania 19456

THE RESIDENT AGENT OF THE TRUST IS:

     CT Corporation System 155 Federal Street
     Suite 700
     Boston, MA 02110




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